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Exhibit 10.32

PROMISSORY NOTE

January 2, 2001

$250,000

        FOR VALUE RECEIVED, Joseph M. Healy ("Borrower") promises to pay to the order of Outsourcing Services Group, Inc., a Delaware corporation ("Lender" or "Company") the principal sum of Two Hundred Fifty Thousand Dollars ($250,000), together with interest as provided herein.

        1.    Interest.    The unpaid principal balance of this Promissory Note from time to time outstanding shall bear interest at the rate of 8% per annum, computed on the basis of a 365-day year for the actual number of days elapsed. Unpaid interest will accrue and will be added to the amounts that must be repaid by the Borrower in order to extinguish his obligations hereunder; however, such accrued interest shall not be added to the outstanding principal balance for purposes of calculating the interest owed on the unpaid principal balance of this Promissory Note.

        2.    Payment.    The principal amount hereof and all accrued and unpaid interest due hereon shall be due and payable on the earlier to occur of (a) the date Borrower's Shares of Company Common Stock are repurchased by the Company pursuant to its Stockholder Agreement in effect from time to time and (b) December 31, 2005.

        3.    Prepayment.    This Promissory Note may be prepaid from time to time in whole or in part without penalty, with prepayments first being credited to interest and then to principal.

        4.    Default.    The occurrence of any of the following events shall make all sums of principal and interest then remaining unpaid, and all other amounts payable hereon, immediately due and payable, all without demand, presentment, notice or protest, all of which are hereby expressly waived, and permit Lender to exercise any other rights available to him at law or in equity, all of which rights and powers may be exercised cumulatively and not alternatively: (a) the failure of Borrower to make any payment hereunder when due; (b) the voluntary institution of bankruptcy proceedings by Borrower; (c) the making by Borrower of an assignment for the benefit of creditors; (d) the involuntary institution of bankruptcy proceedings against Borrower which are not dismissed within 60 days; or (e) the occurrence of any event of default under the terms of the Pledge Agreement.

        5.    Pledge Agreement.    This Promissory Note is secured by certain shares of the Borrower's common stock of Lender pursuant to the terms of the Pledge Agreement bearing even date herewith between Borrower and Lender (the "Pledge Agreement").

        6.    Waivers.    Borrower hereby waives notice of default, presentment for payment, demand, notice of nonpayment, notice of intention to accelerate, notice of acceleration and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Promissory Note, and Borrower agrees that additional borrowers, endorsers, guarantors or sureties may become parties hereto without notice to it or affecting its liability hereunder.

        7.    Lender's Rights.    Lender shall not by any act of omission or commission be deemed to waive any of its rights or remedies hereunder unless such waiver shall be in writing and signed by Lender, and then only to the extent specifically set forth therein; a waiver as to one event shall not be deemed to be a waiver of any other right or remedy. Lender's rights and remedies shall be cumulative and shall include all rights and remedies granted herein, in the Pledge Agreement, in any other agreement between Borrower and Lender and under all applicable laws.

        8.    Costs of Collection.    If any legal proceeding is commenced to enforce the provisions of this Promissory Note, the prevailing party shall be entitled to additional damages for all costs, legal expenses and reasonable attorney's fees incurred or paid by the other party in connection with such legal proceeding.

        9.    Successors and Assigns.    The provisions of this Promissory Note are binding on the Borrower's successors and assigns and shall inure to the benefit of Lender's successors and assigns.

        10.    Governing Law.    This instrument shall be construed according to, and governed by, the laws of the State of New York.

        IN WITNESS WHEREOF, Borrower has duly executed this Promissory Note as of the date first written above.

/s/ JOSEPH M. HEALY Joseph M. Healy

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  Exhibit 10.32
PROMISSORY NOTE